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                                                                     EXHIBIT 4.1


                 Form of Share Certificate for Ordinary Shares
                 ---------------------------------------------


                  INTERSHOP Communications Aktiengesellschaft

                                    Hamburg

                                 Globalurkunde

                                      uber

          3.394.967 auf den Inhaber lautende Stammaktien (Stuckaktien)

                              Nr. ________________

                   mit Gewinnberechtigung ab ________________

Die Inhaber dieser Globalaktie sind mit ________________ Stuckaktien an der INTERSHOP Comunications Aktiengesellschaft in Hamburg nach Magabe der Satzung als Aktionare beteiligt.

                              Hamburg, im ________________


                              INTERSHOP Communications Aktiengesellschaft


                              Der Aufsichstrat         Der Forstand


                              __________________       __________________